(5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-11 (No. 333-69272) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on September 17, 2001.


                                    OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA
                                    LIMITED PARTNERSHIP

                                    By:     OWENS FINANCIAL GROUP, INC.
                                             General Partner


                                    By:     /s/ Bryan H. Draper
                                            ---------------------------------
                                            Bryan H. Draper, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-11 (No. 333-69272) has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                    Date




OWENS FINANCIAL GROUP, INC.          General Partner        September 17, 2001


By /s/ Bryan H.
Draper
Bryan H. Draper
Chief Financial Officer/Secretary


                                      II-3









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        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                                INDEX TO EXHIBITS



Exhibit No.                Description

   1                       Underwriting Agreement*

   3 Sixth Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)

   4.1 Sixth Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)

   4.2                     Subscription   Agreement   and   Power  of   Attorney
                           (included as Exhibit B to Prospectus)

   5.1 Opinion of Whitehead, Porter & Gordon LLP with Respect to Legality of the Securities

   5.2 Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters

  23.1                     Consent of Whitehead, Porter & Gordon LLP

  23.2                     Consent of Wendel, Rosen, Black & Dean, LLP

  23.3                     Consent of Grant Thornton LLP

  23.4                     Consent of Grant Thornton LLP

  23.5                     Consent of KPMG LLP

  24                       Power of Attorney

  27                       Financial Data Schedules
-----------------------------

* Previously filed under Registration No. 333-71299 and incorporated herein by this reference.

                                                               EXHIBIT 23.5




                               Consent of KPMG LLP



The Partners
Owens Mortgage Investment Fund:

We consent to the use of our report on the consolidated balance sheet of Owens Mortgage Investment Fund as of December 31, 1999, and the related consolidated statements of income, partners' capital and cash flows for each of the two years in the two-year period ended December 31, 1999, as included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG LLP



San Francisco, California
September 13, 2001



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